SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 2, 2018

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on February 23, 2018, Alliance Data Systems Corporation ("Alliance Data") issued a redemption notice pursuant to the indenture governing its 6.375% senior notes due April 1, 2020 (the "Senior Notes due 2020") to redeem all of the outstanding Senior Notes due 2020. As of March 31, 2018, Alliance Data had $500.0 million aggregate principal amount of Senior Notes due 2020 outstanding.

On April 2, 2018 (the "Redemption Date"), Alliance Data deposited sufficient funds with Wells Fargo Bank, N.A. (the "Trustee") to redeem all of the outstanding Senior Notes due 2020 at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest on the Senior Notes due 2020 redeemed, to the Redemption Date (the "Redemption Price"). On the Redemption Date, the Redemption Price was paid to the holders of the Senior Notes due 2020 and the indenture governing the Senior Notes due 2020 was satisfied and discharged. Alliance Data funded the Redemption Price with borrowings under its revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: April 3, 2018	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer